UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported):  May 19, 2010

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Lake Shore Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider two proposals, as follows:

1.	To elect three (3) directors to serve on the Board of Directors of the Company for a three year term expiring in 2013; and

2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The vote tabulation was as follows:

1.	Election of three (3) directors to serve on the Company’s Board of Directors for a three year term expiring in 2013:

	Votes For	%	Votes Withheld	%	Broker Non-Votes
Tracy S. Bennett	4,977,609	99.2	38,504	0.8	582,806
Sharon E. Brautigam	4,975,884	99.2	40,229	0.8	582,806
Michael E. Brunecz	4,955,448	98.8	60,665	1.2	582,806

2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	%	Votes Against	%	Votes Abstained	%	Broker Non-Votes
5,585,365	99.8	13,554	0.2	---	-	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: May 20, 2010